                                                                   Exhibit 28(b)

                       Securities and Exchange Commission
                             Washington, D.C. 20549
                                    Form 11-K

               /X/ ANNUAL REPORT PURSUANT TO SECTION 15 (d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                  For the calendar year ended December 31, 1995


                                       OR


             / / TRANSITION REPORT PURSUANT TO SECTION 15 (d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                          CASH OR DEFERRED ARRANGEMENT
                          ----------------------------
                              (Full Title of Plan)

                 Science Applications International Corporation
              10260 Campus Point Drive, San Diego, California 92121
              -----------------------------------------------------
               (Name of issuer of the securities held pursuant to
           the Plan and the address of its principal executive office)

                                    SIGNATURE

         The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the Science Applications International Corporation Retirement Plans Committee duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   SCIENCE APPLICATIONS
                                                   INTERNATIONAL CORPORATION
                                                   CASH OR DEFERRED ARRANGEMENT



DATE       4-15-96                                 /s/ Ward Reed
     ----------------------------------------      ----------------------------
                                                   Ward Reed

                                                   Corporate Vice President
                                                   and Treasurer
                                                   Retirement Plans Committee

  SCIENCE APPLICATIONS
  INTERNATIONAL CORPORATION
  CASH OR DEFERRED ARRANGEMENT
  REPORT, FINANCIAL STATEMENTS
  AND ADDITIONAL INFORMATION
  DECEMBER 31, 1995 AND 1994

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION CASH OR DEFERRED ARRANGEMENT

INDEX TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

                                                                             PAGE


Report of independent Accountants                                             F-2


Financial Statements:

         Statement of Net Assets Available for Benefits                       F-3

         Statement of Changes in Net Assets Available for Benefits            F-4

         Notes to Financial Statements                                     F-5 - F-13


Additional Information:*

         Schedule I - Schedule of Assets Held for Investment Purposes         F-14

         Schedule II - Schedule of Loans or Fixed Income Obligations          F-15

         Schedule III - Schedule of Reportable Transactions                   F-16



* Other schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Retirement Plans Committee
and Participants of the Science Applications
International Corporation Cash or Deferred Arrangement

In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the net assets available for benefits of the Science Applications International Corporation Cash or Deferred Arrangement (the Plan) at December 31, 1995 and 1994, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I through III is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




PRICE WATERHOUSE LLP
San Diego, California
April 4, 1996

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
- -------------------------------------------------------------------------------


                                                          DECEMBER 31,
                                                     1995              1994
ASSETS

Investments, at fair market value:
   Mutual funds                                  $231,707,000      $157,183,000
   SAIC Common Stock                              116,432,000        84,571,000
   Short-term investments                             684,000           125,000
   Participant loans                               11,630,000         8,604,000
                                                 ------------      ------------

                                                  360,453,000       250,483,000
                                                 ------------      ------------

Receivables:
   Participant contributions                        1,996,000         1,771,000
   Company contributions                            2,696,000         2,446,000
   Interest income                                      6,000
                                                 ------------      ------------

                                                    4,698,000         4,217,000
                                                 ------------      ------------

      Total assets                                365,151,000       254,700,000
                                                 ------------      ------------

LIABILITIES

Accrued Plan expenses                                  57,000            38,000
                                                 ------------      ------------

      Total liabilities                                57,000            38,000
                                                 ------------      ------------

Net assets available for benefits                $365,094,000      $254,662,000
                                                 ============      ============










                 See accompanying notes to financial statements.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
- -------------------------------------------------------------------------------


                                                             YEAR ENDED
                                                            DECEMBER 31,
                                                       1995             1994
Additions to net assets attributed to:
   Investment income:
      Mutual funds:
        Dividends and interest                    $  15,305,000    $   9,252,000
        Realized gain                                 2,082,000          702,000
        Unrealized appreciation (depreciation)       22,430,000      (10,027,000)
      SAIC Common Stock:
        Realized gain                                         0            6,000
        Unrealized appreciation                      18,891,000        9,884,000
      Interest                                          923,000          612,000
   Participant contributions                         59,133,000       47,599,000
   Company contributions                             11,535,000       10,977,000
                                                  -------------    -------------

           Total additions                          130,299,000       69,005,000
                                                  -------------    -------------

Deductions from net assets attributed to:
   Distributions to participants                    (19,676,000)     (14,240,000)
   Plan expenses                                       (191,000)        (160,000)
                                                  -------------    -------------

           Total deductions                         (19,867,000)     (14,400,000)
                                                  -------------    -------------


Net increase                                        110,432,000       54,605,000

Net assets at beginning of year                     254,662,000      200,057,000
                                                  -------------    -------------


Net assets at end of year                         $ 365,094,000    $ 254,662,000
                                                  =============    =============








                See accompanying notes to financial statements.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

NOTE 1 - PLAN DESCRIPTION

GENERAL

The Science Applications International Corporation Cash or Deferred Arrangement (the "Plan" or "CODA") was established on September 18, 1982 and became effective January 1, 1983. The authority to administer the Plan is vested in the Retirement Plans Committee (the "Committee") whose members are the Named Fiduciaries for purposes of Section 402 (a) of the Employee Retirement Income Security Act of 1974, as amended. Generally, employees of Science Applications International Corporation (the "Company" or "SAIC") and its subsidiaries are eligible to participate in the Plan upon commencing employment, except for employees in groups or units designated as ineligible. The following description of the Plan provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

The Plan consists of a Deferred Fund which is the fund in which assets acquired by the Plan in its function as a qualified Cash or Deferred Arrangement are held and accounted for. The Plan permits participants to elect to defer up to 18% of their eligible compensation, as defined, for the Plan year and to have such deferred amount contributed directly by the Company to the Deferred Fund for the benefit of the participants. Such contributions are limited under the Internal Revenue Code (the "Code") to $9,240 for the years ended December 31, 1995 and 1994. Amounts deferred by participants, including rollovers from qualified plans, totaled $59,133,000 and $47,599,000 for the years ended December 31, 1995 and 1994, respectively.

In addition to amounts deferred by participants, the Company, at its discretion, may make a matching contribution equal to a specified percentage of the aggregate amounts deferred by participants. The match is only provided on participant deferrals of up to 10% of compensation, with any deferrals above 10% receiving no match. In 1995 and 1994, the Company contributed 30% of the first $2,000 of a participant's annual deferred compensation and 15% of such deferred compensation above $2,000 for an annual total of $9,430,000 and $9,063,000, respectively. During 1995 and 1994, the Company contribution was allocated to the SAIC Common Stock Fund. Also, the Company, at its discretion, may make an additional contribution to the Deferred Fund for the benefit of participants in order to comply with the Code. The additional Company contributions are allocated to the accounts of non-highly compensated participants, as prescribed by the Code. During 1995 and 1994, additional Company contributions of $2,104,000 and $1,914,000, respectively, were invested in the Vanguard Money Market Reserves-Prime Portfolio.

Employees hired prior to January 1, 1995 are immediately eligible for the Company matching contributions. Employees hired on or after January 1, 1995, who have elected to participate, are eligible for Company matching contributions if they have attained age 21 and have both twelve calendar months of employment and 850 hours of service, as defined.

The Company's contribution to the Deferred Fund is to be paid in cash unless the Company's Board of Directors determines to make the contribution in shares of Class A Common Stock or another form. Contributions to the Deferred Fund shall not exceed the maximum amount deductible by the Company for Federal income tax purposes.

Participants may elect to borrow against their vested plan balances. Upon this election, the loan balance is transferred from the applicable investment fund(s) to a separate loan fund (participant loans) until repayment.

Participants are permitted to transfer to the Plan their account balances from a previous employer's qualified retirement plan within a specified time period.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

A participant's interest in the employee deferral portion of the Deferred Fund account is 100% vested at all times. The participant's interest in the Deferred Fund account will be paid in a single distribution to the participant or their designated beneficiary upon termination of employment with the Company, retirement, permanent disability or death. A participant may not make withdrawals from the Deferred Fund accounts while employed with the Company prior to attaining age 59 1/2 unless the Committee determines the participant is incurring financial hardship. After attaining age 59 1/2, a participant may make withdrawals even if still employed with the Company. Distributions from the Deferred Fund are paid in cash.

VESTING

A participant's interest in the Company matching contribution is 100% vested if the participant was hired prior to January 1, 1995. If the participant was hired on or after January 1, 1995, the participant's interest in the Company matching contribution vests at the rate of 25% per year in years three through six, becoming fully vested after six years of service, as defined. Participants are deemed fully vested upon reaching age 59 1/2, permanent disability or death. Forfeitures, arising from participants withdrawing from the Plan prior to achieving 100% vesting, are applied to the Company's matching contribution. There were no Plan forfeitures in 1995 or 1994.

INVESTMENT PROGRAMS

The investment programs offered to participants in the Deferred Fund allow participants to choose among nine investment funds during 1995 and seven investment funds during 1994 offered by the Vanguard Group of Investment Companies. Participants are also allowed to direct a portion of their investment into Class A Common Stock of the Company. Such investment into the SAIC Common Stock Fund can be exchanged into one of the Vanguard Funds subject to certain restrictions.

THE VANGUARD FUNDS OFFERED ARE AS FOLLOWS:

1) Vanguard Fixed Income Securities Fund - GNMA Portfolio, which invests in fixed income securities guaranteed by the U.S. Government; 2) Vanguard Index Trust-500 Portfolio, which invests in common stocks; 3) Vanguard Money Market Reserves - Prime Portfolio, which invests in money market instruments; 4) Vanguard Fixed Income Securities Fund - Short-Term Federal Portfolio, which invests in U.S. government obligations; 5) Vanguard/ Wellesley Income Fund, which invests in fixed income securities and common stocks; 6) Vanguard/Windsor Fund, which invests in common stocks; 7) Vanguard International Growth Portfolio, which invests in common stocks of companies based outside the United States; 8) Vanguard U.S. Growth Portfolio (new in 1995), which invests in common stocks; and 9) Vanguard Fixed Income Securities Fund - Intermediate - Term Corporate Portfolio (new in 1995), which invests primarily in investment grade corporate bonds. Separate Deferred Fund accounts are established for each investment program selected by a participant. Participants may elect to transfer their existing account balances at any time among the investment funds and/or alter the allocations of future contributions among the investment alternatives under rules prescribed by the Committee.

PLAN TERMINATION

Although the Company has not expressed any intent to terminate the Plan, it reserves the right to suspend or discontinue contributions to the Plan or to terminate the Company's participation in the Plan at any time. In the event of termination, a distribution of the participants' Deferred Fund account balances will be made in accordance with the Plan provisions.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The accompanying financial statements are prepared on the accrual basis of accounting.

INVESTMENT VALUATION AND INCOME, GAINS AND LOSSES

Vanguard Funds

Deposits to the Vanguard Funds are used to buy shares from the respective investment fund. Vanguard Fund shares are valued at the net asset value per share as of each valuation date.

Investment transactions are accounted for on the date the shares in the fund are purchased or sold. Realized and unrealized gains and losses are computed based on the market value at the beginning of the year or purchase price if purchased during the year.

SAIC Common Stock

A general public market for the Company's common stock does not exist; therefore, the fair market value of the common stock is determined pursuant to a stock price formula and valuation process which includes an appraisal prepared by an independent appraisal firm. Periodic determinations of fair market value of the common stock are made by the Board of Directors, with the assistance of the independent appraisal firm. The Board of Directors reserves the right to alter the formula.

The gains or losses realized on distributions of investments and the increases or decreases in unrealized appreciation are calculated as the difference between the current fair market value and the fair market value of the investments at the beginning of the year or purchase price if purchased during the year. As of December 31, 1995 and 1994, the fair market value of the Company's Class A Common Stock was $18.27 and $15.07 and the Plan held approximately 6,373,000 shares and 5,612,000 shares, respectively.

It is the policy of the Committee to keep the SAIC Common Stock Fund invested primarily in Common Stock, except for estimated reserves for use in distributions and investment exchanges by participants. Such reserves are invested in the Vanguard Money Market Reserves - Prime Portfolio mutual fund. If reserves in the SAIC Common Stock Fund are less than the amount required at any given time to make requested distributions and investment changes, investment exchanges out of the SAIC Common Stock Fund by participants may have to be deferred.

Short-term investments

Short-term investments consist primarily of State Street Bank and Trust Short-Term Investment Fund, which invests in short-term money market instruments. State Street Bank and Trust Company is the Plan's Trustee.

CONTRIBUTIONS

Participant contributions and matching Company contributions are accrued based upon the amounts deferred by participants at year end which are received by the Trustee subsequent to year end. Additional Company contributions are accrued based upon the amounts determined by the Company's Board of Directors (Note 1).

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

DISTRIBUTIONS TO PARTICIPANTS

Distributions to participants are recorded when paid. Generally, upon termination or retirement, participants will receive their vested account balance in a single lump sum payment following their termination or retirement date. Benefits to be paid at a future date as elected by terminated or retired participants are as follows:

                                                DECEMBER 31,
                                           1995               1994
   INVESTMENT FUND

   Vanguard GNMA                       $ 2,343,000        $ 1,602,000
   Vanguard Index                        4,680,000          2,449,000
   Vanguard Prime                        3,758,000          2,677,000
   Vanguard STFED                        1,746,000          1,459,000
   Vanguard Wellesley                    2,412,000          1,305,000
   Vanguard Windsor                      9,315,000          5,920,000
   Vanguard Intl. Growth                 1,688,000          1,266,000
   Vanguard U.S. Growth                    464,000                  0
   Vanguard Int. Corporate Bond             28,000                  0
   SAIC CODA Stock                      13,035,000          7,647,000
   Participant Loans                       672,000            503,000
                                       -----------        -----------

      Total                            $40,141,000        $24,828,000
                                       ===========        ===========


These amounts are reflected as liabilities in the Plan's Form 5500.

ADMINISTRATIVE EXPENSES OF THE PLAN

All expenses incurred in the administration of the Plan are paid out of Plan assets unless the Company elects to pay such costs. Fees totaling $57,000 and $34,000 were paid or accrued to the Trustee by the Plan during 1995 and 1994, respectively. Other Plan expenses totaling $134,000 and $126,000 were paid or accrued by the Plan during 1995 and 1994, respectively.

NOTE 3 - TAX STATUS

The Plan is intended to qualify under Section 401(a) of the Code. In addition, the Deferred Fund of the Plan is intended to be a "Qualified Cash or Deferred Arrangement" under Section 401(k) of the Code. The Plan is not subject to Federal income taxes.

The Plan received a favorable determination letter from the Internal Revenue Service during 1993 indicating that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code ("the Code"). The Plan has been amended since receiving the determination letter. However, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code.

NOTE 4 - FINANCIAL INFORMATION BY INVESTMENT FUND

Financial information by investment fund as of December 31, 1995 and 1994, and for the years then ended are shown on the following pages.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
- ---------------------------------------------------------------------------------------------------------------------------
NOTE 4 - FINANCIAL INFORMATION BY INVESTMENT FUND - CONTINUED

                                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS AT DECEMBER 31, 1995
                                -------------------------------------------------------------------
                                      VANGUARD        VANGUARD       VANGUARD      VANGUARD      VANGUARD       VANGUARD
                                        GNMA            INDEX          PRIME       WELLESLEY      WINDSOR     INT'L GROWTH
ASSETS
Investments:
   Mutual funds                     $ 19,310,000   $ 39,488,000   $ 27,578,000    $23,023,000   $76,996,000    $18,085,000
   SAIC Common Stock
   Short-term investments
   Participant loans
                                    ------------   ------------   ------------    -----------   -----------    -----------


                                      19,310,000     39,488,000     27,578,000     23,023,000    76,996,000     18,085,000
                                    ------------   ------------   ------------    -----------   -----------    -----------
Receivables:
   Participant contributions
   Company contributions                                             2,104,000
   Accrued interest
                                    ------------   ------------   ------------    -----------   -----------    -----------

                                                                     2,104,000
                                    ------------   ------------   ------------    -----------   -----------    -----------

     Total assets                     19,310,000     39,488,000     29,682,000     23,023,000    76,996,000     18,085,000
                                    ------------   ------------   ------------    -----------   -----------    -----------

LIABILITIES

Accrued Plan expenses
                                    ------------   ------------   ------------    -----------   -----------    -----------
     Total liabilities
                                    ------------   ------------   ------------    -----------   -----------    -----------
Net assets available
   for benefits                     $ 19,310,000   $ 39,488,000   $ 29,682,000    $23,023,000   $76,996,000    $18,085,000
                                    ============   ============   ============    ===========   ===========    ===========


                                 VANGUARD      VANGUARD      VANGUARD     SAIC COMMON    PARTICIPANT  STATE STREET
                                U.S. GROWTH      CORP.         STFED         STOCK          LOANS         STIF           TOTAL
ASSETS
Investments:
   Mutual funds                 $ 8,085,000   $1,085,000   $14,746,000   $  3,311,000                                $231,707,000
   SAIC Common Stock                                                      116,432,000                                 116,432,000
   Short-term investments                                                                              $   684,000        684,000
   Participant loans                                                                     $11,630,000                   11,630,000
                                -----------   ----------   -----------   ------------    -----------   -----------   ------------


                                  8,085,000    1,085,000    14,746,000    119,743,000     11,630,000       684,000    360,453,000
                                -----------   ----------   -----------   ------------    -----------   -----------   ------------
Receivables:
   Participant contributions                                                                             1,996,000      1,996,000
   Company contributions                                                      592,000                                   2,696,000
   Accrued interest                                                                                          6,000          6,000
                                -----------   ----------   -----------   ------------    -----------   -----------   ------------

                                                                              592,000                    2,002,000      4,698,000
                                -----------   ----------   -----------   ------------    -----------   -----------   ------------

     Total assets                 8,085,000    1,085,000    14,746,000    120,335,000     11,630,000     2,686,000    365,151,000
                                -----------   ----------   -----------   ------------    -----------   -----------   ------------

LIABILITIES

Accrued Plan expenses                                                                                       57,000         57,000
                                -----------   ----------   -----------   ------------    -----------   -----------   ------------
     Total liabilities                                                                                      57,000         57,000
                                -----------   ----------   -----------   ------------    -----------   -----------   ------------
Net assets available
   for benefits                 $ 8,085,000   $1,085,000   $14,746,000   $120,335,000    $11,630,000   $ 2,629,000   $365,094,000
                                ===========   ==========   ===========   ============    ===========   ===========   ============

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------------------------------------------------
NOTE 4 - FINANCIAL INFORMATION BY INVESTMENT FUND - CONTINUED

                                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS AT DECEMBER 31, 1994
                                 -------------------------------------------------------------------
                                VANGUARD     VANGUARD     VANGUARD      VANGUARD     VANGUARD      VANGUARD     VANGUARD
                                  GNMA         INDEX        PRIME       WELLESLEY     WINDSOR    INT'L GROWTH     STFED

ASSETS
Investments:
   Mutual funds               $14,826,000   $22,714,000  $22,534,000  $14,299,000   $52,511,000  $15,242,000  $12,761,000
   SAIC Common Stock
   Short-term investments
   Participant loans
                              -----------   -----------  -----------  -----------   -----------  -----------  -----------

                               14,826,000    22,714,000   22,534,000   14,299,000    52,511,000   15,242,000   12,761,000
                              -----------   -----------  -----------  -----------   -----------  -----------  -----------

Receivables:
   Participant contributions
   Company contributions                                   1,914,000
                              -----------   -----------  -----------  -----------   -----------  -----------  -----------

                                                           1,914,000
                              -----------   -----------  -----------  -----------   -----------  -----------  -----------

     Total assets              14,826,000    22,714,000   24,448,000   14,299,000    52,511,000   15,242,000   12,761,000
                              -----------   -----------  -----------  -----------   -----------  -----------  -----------

LIABILITIES

Accrued Plan expenses
                              -----------   -----------  -----------  -----------   -----------  -----------  -----------

     Total liabilities
                              -----------   -----------  -----------  -----------   -----------  -----------  -----------

Net assets available
   for benefits               $14,826,000   $22,714,000  $24,448,000  $14,299,000   $52,511,000  $15,242,000  $12,761,000
                              ===========   ===========  ===========  ===========   ===========  ===========  ===========
                               SAIC COMMON  PARTICIPANT STATE STREET
                                  STOCK        LOANS       STIF         TOTAL

ASSETS
Investments:
   Mutual funds               $ 2,296,000                            $157,183,000
   SAIC Common Stock           84,571,000                              84,571,000
   Short-term investments                               $   125,000       125,000
   Participant loans                        $8,604,000                  8,604,000
                              -----------   ----------  -----------  ------------

                               86,867,000    8,604,000      125,000   250,483,000
                              -----------   ----------  -----------  ------------

Receivables:
   Participant contributions                              1,771,000     1,771,000
   Company contributions          532,000                               2,446,000
                              -----------   ----------  -----------  ------------

                                  532,000                 1,771,000     4,217,000
                              -----------   ----------  -----------  ------------

     Total assets              87,399,000    8,604,000    1,896,000   254,700,000
                              -----------   ----------  -----------  ------------

LIABILITIES

Accrued Plan expenses                                        38,000        38,000
                              -----------   ----------  -----------  ------------

     Total liabilities                                       38,000        38,000
                              -----------   ----------  -----------  ------------

Net assets available
   for benefits               $87,399,000   $8,604,000  $ 1,858,000  $254,662,000
                              ===========   ==========  ===========  ============

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------------------------------------------------

NOTE 4 - FINANCIAL INFORMATION BY INVESTMENT FUND - CONTINUED

                   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS FOR THE YEAR ENDED DECEMBER 31, 1995
                   ----------------------------------------------------------------------------------------------

                                      VANGUARD        VANGUARD       VANGUARD      VANGUARD      VANGUARD       VANGUARD
                                        GNMA            INDEX          PRIME       WELLESLEY      WINDSOR     INT'L GROWTH
ADDITIONS TO NET ASSETS
   Investment income:
     Mutual funds:
       Realized (loss) gain         $     20,000   $    766,000                   $   131,000   $   686,000    $   402,000
       Unrealized appreciation         1,387,000      7,895,000                     3,079,000     7,036,000      1,369,000
       Dividends and interest          1,239,000        856,000   $  1,484,000      1,438,000     8,641,000        476,000
     SAIC Common Stock:
       Realized gain
       Unrealized appreciation
     Interest
   Participant contributions           2,814,000      6,332,000      3,686,000      4,586,000    11,122,000      4,459,000
   Company contributions                                             2,104,000
                                    ------------   ------------   ------------    -----------   -----------    -----------

         Total additions               5,460,000     15,849,000      7,274,000      9,234,000    27,485,000      6,706,000
                                    ------------   ------------   ------------    -----------   -----------    -----------

DEDUCTIONS FROM NET ASSETS

   Distributions to participants       1,029,000      1,864,000      1,805,000      1,335,000     4,093,000      1,053,000
   Plan expenses
                                    ------------   ------------   ------------    -----------   -----------    -----------

         Total deductions              1,029,000      1,864,000      1,805,000      1,335,000     4,093,000      1,053,000
                                    ------------   ------------   ------------    -----------   -----------    -----------

Net increase prior to exchanges        4,431,000     13,985,000      5,469,000      7,899,000    23,392,000      5,653,000
Exchanges                                 53,000      2,789,000       (235,000)       825,000     1,093,000     (2,810,000)
                                    ------------   ------------   ------------    -----------   -----------    -----------

Net increase (decrease)                4,484,000     16,774,000      5,234,000      8,724,000    24,485,000      2,843,000

NET ASSETS AVAILABLE FOR BENEFITS

   Beginning of year                  14,826,000     22,714,000     24,448,000     14,299,000    52,511,000     15,242,000
                                    ------------   ------------   ------------    -----------   -----------    -----------

   End of year                      $ 19,310,000   $ 39,488,000   $ 29,682,000    $23,023,000   $76,996,000    $18,085,000
                                    ============   ============   ============    ===========   ===========    ===========

                                   VANGUARD      VANGUARD      VANGUARD     SAIC COMMON    PARTICIPANT  STATE STREET
                                  U.S. GROWTH      CORP.         STFED         STOCK          LOANS         STIF          TOTAL
ADDITIONS TO NET ASSETS
   Investment income:
     Mutual funds:
       Realized (loss) gain       $   108,000   $    9,000   $   (40,000)                                             $  2,082,000
       Unrealized appreciation        833,000       41,000       790,000                                                22,430,000
       Dividends and interest         322,000       30,000       819,000                                                15,305,000
     SAIC Common Stock:
       Realized gain
       Unrealized appreciation                                             $ 18,891,000                                 18,891,000
     Interest                                                                   150,000    $   717,000   $    56,000       923,000
   Participant contributions        1,218,000       96,000     2,198,000     10,198,000                   12,424,000    59,133,000
   Company contributions                                                      9,216,000                      215,000    11,535,000
                                  -----------    ---------   -----------   ------------    -----------   -----------  ------------

         Total additions            2,481,000      176,000     3,767,000     38,455,000        717,000    12,695,000   130,299,000
                                  -----------    ---------   -----------   ------------    -----------   -----------  ------------

DEDUCTIONS FROM NET ASSETS

   Distributions to participants      185,000       39,000     1,028,000      6,938,000        307,000                  19,676,000
   Plan expenses                                                                                             191,000       191,000
                                  -----------    ---------   -----------   ------------    -----------   -----------  ------------

         Total deductions             185,000       39,000     1,028,000      6,938,000        307,000       191,000    19,867,000
                                  -----------    ---------   -----------   ------------    -----------   -----------  ------------

Net increase prior to exchanges     2,296,000      137,000     2,739,000     31,517,000        410,000    12,504,000   110,432,000
Exchanges                           5,789,000      948,000      (754,000)     1,419,000      2,616,000   (11,733,000)
                                  -----------    ---------   -----------   ------------    -----------   -----------  ------------

Net increase (decrease)             8,085,000    1,085,000     1,985,000     32,936,000      3,026,000       771,000   110,432,000

NET ASSETS AVAILABLE FOR BENEFITS

   Beginning of year                        0            0    12,761,000     87,399,000      8,604,000     1,858,000   254,662,000
                                  -----------    ---------   -----------   ------------    -----------   -----------  ------------

   End of year                    $ 8,085,000   $1,085,000    14,746,000   $120,335,000    $11,630,000   $ 2,629,000  $365,094,000
                                  ===========   ==========   ===========   ============    ===========   ===========  ============

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------------------------------------------------

NOTE 4 - FINANCIAL INFORMATION BY INVESTMENT FUND - CONTINUED

                   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS FOR THE YEAR ENDED DECEMBER 31, 1994
                   ----------------------------------------------------------------------------------------------

                                      VANGUARD        VANGUARD       VANGUARD      VANGUARD      VANGUARD       VANGUARD
                                        GNMA            INDEX          PRIME       WELLESLEY      WINDSOR     INT'L GROWTH
ADDITIONS TO NET ASSETS
   Investment income:
     Mutual funds:
       Realized (loss) gain         $    (55,000)  $    350,000                   $  (127,000)  $   318,000    $   306,000
       Unrealized depreciation        (1,049,000)      (737,000)                   (1,444,000)   (5,517,000)      (539,000)
       Dividends and interest            987,000        663,000   $    796,000      1,007,000     4,891,000        197,000
     SAIC Common Stock:
       Realized gain
       Unrealized appreciation
     Interest
   Participant contributions           2,936,000      5,220,000      3,332,000      4,313,000    10,107,000      3.892,000
   Company contributions                                             1,914,000
                                    ------------   ------------   ------------    -----------   -----------    -----------

         Total additions               2,819,000      5,496,000      6,042,000      3,749,000     9,799,000      3,856,000
                                    ------------   ------------   ------------    -----------   -----------    -----------

DEDUCTIONS FROM NET ASSETS

   Distributions to participants       1,035,000      1,111,000      1,385,000        894,000     2,644,000        896,000
   Plan expenses
                                    ------------   ------------   ------------    -----------   -----------    -----------

         Total deductions              1,035,000      1,111,000      1,385,000        894,000     2,644,000        896,000
                                    ------------   ------------   ------------    -----------   -----------    -----------

Net increase prior to exchanges        1,784,000      4,385,000      4,657,000      2,855,000     7,155,000      2,960,000
Exchanges                               (925,000)       339,000      2,926,000       (692,000)    1,698,000      3,964,000
                                    ------------   ------------   ------------    -----------   -----------    -----------

Net increase (decrease)                  859,000      4,724,000      7,583,000      2,163,000     8,853,000      6,924,000

NET ASSETS AVAILABLE FOR BENEFITS

   Beginning of year                  13,967,000     17,990,000     16,865,000     12,136,000    43,658,000      8,318,000
                                    ------------   ------------   ------------    -----------   -----------    -----------

   End of year                      $ 14,826,000   $ 22,714,000   $ 24,448,000    $14,299,000   $52,511,000    $15,242,000
                                    ============   ============   ============    ===========   ===========    ===========


    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS FOR THE YEAR ENDED DECEMBER 31, 1994
    ----------------------------------------------------------------------------------------------

                                   VANGUARD     SAIC COMMON   PARTICIPANT   STATE STREET
                                    STFED          STOCK         LOANS          STIF         TOTAL
ADDITIONS TO NET ASSETS
   Investment income:
     Mutual funds:
       Realized (loss) gain       $   (90,000)                                            $    702,000
       Unrealized depreciation       (741,000)                                             (10,027,000)
       Dividends and interest         711,000                                                9,252,000
     SAIC Common Stock:
       Realized gain                            $    6,000                                       6,000
       Unrealized appreciation                   9,884,000                                   9,884,000
     Interest                                       87,000   $   499,000     $   26,000        612,000
   Participant contributions        2,313,000    9,035,000                    6,451,000     47,599,000
   Company contributions                         8,938,000                      125,000     10,977,000
                                  -----------  -----------    ----------    -----------   ------------

         Total additions            2,193,000   27,950,000       499,000      6,602,000     69,005,000
                                  -----------  -----------    ----------    -----------   ------------

DEDUCTIONS FROM NET ASSETS

   Distributions to participants      834,000    5,138,000       303,000                    14,240,000
   Plan expenses                                                                160,000        160,000
                                  -----------  -----------    ----------    -----------   ------------

         Total deductions             834,000    5,138,000       303,000        160,000     14,400,000
                                  -----------  -----------    ----------    -----------   ------------

Net increase prior to exchanges     1,359,000   22,812,000       196,000      6,442,000     54,605,000
Exchanges                          (1,578,000)  (2,898,000)    1,762,000     (4,596,000)
                                  -----------  -----------    ----------    -----------   ------------

Net increase (decrease)              (219,000)  19,914,000     1,958,000      1,846,000     54,605,000

NET ASSETS AVAILABLE FOR BENEFITS

   Beginning of year               12,980,000   67,485,000     6,646,000        12,000     200,057,000
                                  -----------  -----------    ----------    ----------    ------------

   End of year                    $12,761,000  $87,399,000    $8,604,000    $1,858,000    $254,662,000
                                  ===========  ===========    ==========    ==========    ============

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 5 - PARTY-IN-INTEREST TRANSACTIONS

Transactions involving cash, securities or assets of the Company, the Trustee or other affiliated persons are considered to be party-in-interest transactions under Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure. Reportable party-in-interest transactions for the years ended December 31, 1995 and 1994, are summarized below:

                                                                         YEAR ENDED DECEMBER 31, 1995
                                                  ---------------------------------------------------------------
                                                  NUMBER         NUMBER
INVESTMENT SALES                                  OF UNITS      OF SALES          COST                PROCEEDS
State Street Bank & Trust
   Short-Term Investment Fund                      714,000         66         $   71,397,000       $   71,397,000

INVESTMENT PURCHASES

State Street Bank & Trust
   Short-Term Investment Fund                      721,000         78         $   72,058,000

SAIC Class A Common Stock                          761,000          4         $   12,970,000


                                                                         YEAR ENDED DECEMBER 31, 1994
                                                  ---------------------------------------------------------------
                                                  NUMBER         NUMBER
INVESTMENT SALES                                  OF UNITS      OF SALES          COST                PROCEEDS
State Street Bank & Trust
   Short-Term Investment Fund                      605,000         70         $   60,466,000       $   60,466,000

SAIC Class A Common Stock                            3,000          1         $       44,000       $       50,000

                                                  NUMBER         NUMBER
INVESTMENT PURCHASES                              OF UNITS    OF PURCHASES        COST                PROCEEDS
State Street Bank & Trust
   Short-Term Investment Fund                      605,000         84         $   60,571,000

SAIC Class A Common Stock                          720,000          6         $   10,506,000

                                                          ADDITIONAL INFORMATION
                                                                SCHEDULE I

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

ITEM 27A FORM 5500 - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AT DECEMBER 31, 1995
- ------------------------------------------------------------------------------------------------------------------
                                     DESCRIPTION OF                                   COST OF          CURRENT
        IDENTITY OF ISSUE              INVESTMENT              SHARES OR UNITS         ASSET            VALUE
Mutual funds:
   The Vanguard Group of            Vanguard Fixed Income
     Investment Companies             Securities Fund -
                                      GNMA Portfolio              1,851,000     $     18,583,000   $    19,310,000

                                    Vanguard Index Trust -
                                      500 Portfolio                 686,000           29,441,000        39,488,000

                                    Vanguard Money
                                      Market Reserves -
                                      Prime Portfolio            30,889,000           30,889,000        30,889,000

                                    Vanguard Fixed Income
                                      Securities Fund -
                                      Short-Term Federal
                                      Portfolio                   1,439,000           14,614,000        14,746,000

                                    Vanguard/Wellesley
                                      Income Fund                 1,126,000           21,138,000        23,023,000

                                    Vanguard/Windsor
                                      Fund                        5,299,000           73,173,000        76,996,000

                                    Vanguard Intl. Growth
                                      Portfolio                   1,204,000           16,020,000        18,085,000

                                    Vanguard Interm.
                                      Corporate Bond
                                      Portfolio                     107,000            1,044,000         1,085,000

                                    Vanguard U.S. Growth
                                      Portfolio                     397,000            7,252,000         8,085,000
                                                                                ----------------   ---------------

                                                                                     212,154,000       231,707,000

Common Stock:
   SAIC*                            Class A                       6,373,000           97,541,000       116,432,000

Short-term investment:
   State Street                     Short-Term Investment
     Bank & Trust*                    Fund                          684,000              684,000           684,000

Participant Loans                   Due 1/6/1996 to
                                      12/7/2020; 6% - 12%             2,500           11,630,000        11,630,000
                                                                                ----------------   ---------------

                                                                                $    322,009,000   $   360,453,000
                                                                                ================   ===============

* Represents a party-in-interest.

                                                          ADDITIONAL INFORMATION
                                                                SCHEDULE II

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

ITEM 27D FORM 5500 - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS
AT DECEMBER 31, 1995
- --------------------------------------------------------------------------------



                                                           AMOUNT RECEIVED
                                        ORIGINAL         DURING REPORTING YEAR
                                         AMOUNT        -------------------------
IDENTITY AND ADDRESS OF OBLIGOR          OF LOAN       PRINCIPAL        INTEREST
Thomas Belnick
6356 138th Ave. NE #216
Redmond, WA 98052                       $   7,611      $     625       $     426


David Herron
11524 Windhaven Ct.
Indianapolis, ID                        $   5,000      $   1,799       $      51


Paul Corbin
4952 Quailridge
Albuquerque, NM                         $   6,000      $       0       $       0

                                                     DETAILED DESCRIPTION OF LOSS INCLUDING DATES OF
                                     UNPAID       MAKING AND MATURITY, INTEREST RATE, THE TYPE AND VALUE        AMOUNT OVERDUE*
                                   BALANCE AT      OF COLLATERAL, ANY RENEGOTIATION OF THE LOAN AND THE     ----------------------
IDENTITY AND ADDRESS OF OBLIGOR    END OF YEAR    TERMS OF THE RENEGOTIATION AND OTHER MATERIAL ITEMS       PRINCIPAL     INTEREST
Thomas Belnick                                    Loan date: 8/30/91; Maturity date: 7/22/16;
6356 138th Ave. NE #216                             Interest rate: 9%; Collateral - Vested balance;
Redmond, WA 98052                  $   6,691        Loan maturity renegotiated 1 year from term,
                                                    10/29/95                                                 $   6,691    $       0

David Herron                                      Loan date: 12/27/91; Maturity date: 12/20/96;
11524 Windhaven Ct.                                 Interest rate: 8%; Collateral - Vested balance;
Indianapolis, ID                   $     710        Loan maturity renegotiated 1 year from term,
                                                    8/17/95                                                  $     710    $       0

Paul Corbin                                       Loan date: 12/27/93; Maturity date: 1/3/97;
4952 Quailridge                                   Interest rate: 6%; Collateral - Vested balance;
Albuquerque, NM                    $   4,636      Loan maturity renegotiated 1 year from term,
                                                     8/10/95                                                 $   4,636    $       0


* During 1996, the Company instructed the Plan's recordkeeper to issue Forms 1099 to the obligors listed above in the amount of the principal balance outstanding at December 31, 1995.

                                                          ADDITIONAL INFORMATION
                                                               SCHEDULE III

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

ITEM 27D FORM 5500 - SCHEDULE OF REPORTABLE TRANSACTIONS*
YEAR ENDED DECEMBER 31, 1995
- -------------------------------------------------------------------------------------------------------------------------


                                                               NUMBER OF       PURCHASE           SELLING           LEASE
     PARTY INVOLVED              DESCRIPTION OF ASSET        TRANSACTIONS        PRICE             PRICE           RENTAL
State Street Bank & Trust      Short-term Investment Fund         78        $  72,058,000

State Street Bank & Trust      Short-term Investment Fund         66                          $  71,397,000

SAIC                           Class A Common Stock                4        $  12,970,000

                                                                                                CURRENT
                                                                                               VALUE ON
                                                                  EXPENSE        COST OF      TRANSACTION    NET GAIN
     PARTY INVOLVED              DESCRIPTION OF ASSET            INCURRED         ASSET          DATE        OR (LOSS)
State Street Bank & Trust      Short-term Investment Fund                                    $ 72,058,000

State Street Bank & Trust      Short-term Investment Fund                    $  71,397,000   $ 71,397,000    $      0

SAIC                           Class A Common Stock                                          $ 12,970,000

* Transactions or series of transactions in excess of 5 percent of the current value of the Plan's assets as of December 31, 1994 as defined in
    Section 2520.103-6 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA.